  As filed with the Securities and Exchange Commission on September 13, 1996
                                              Registration No. 333- . . . . . .
===============================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------


                                      FORM S-8

                               REGISTRATION STATEMENT
                                       under
                             THE SECURITIES ACT OF 1933

                                ----------------------

                                  NHP INCORPORATED
              (Exact name of registrant as specified in its charter)

             Delaware                                52-1445137
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                 identification number)

                          8065 Leesburg Pike, Suite 400
                            Vienna, Virginia 22182
                               (703) 394-2400
                     (Address of Principal Executive Offices)


                                NHP INCORPORATED
                  AMENDED AND RESTATED 401(k) RETIREMENT PLAN
                          (Full title of the plan)

                           J. RODERICK HELLER, III
                        8065 Leesburg Pike, Suite 400
                           Vienna, Virginia 22182
                               (703) 394-2400
(Name and address, including zip code, and telephone number, including area code, of agent for service)

                            --------------------

                      CALCULATION OF REGISTRATION FEE

==============================================================================

                                  Proposed           Proposed
                       Amount      Maximum           Maximum        Amount of
Title of Securities    To Be     Offering Price     Aggregate      Registration
To Be Registered     Registered    Per Share      Offering Price       Fee
- -------------------------------------------------------------------------------
Shares of Common
 Stock, $.01 par
 value (1)             500,000     $19.00         $9,500,000      $3,275.86

Plan Interests (2)

(1) The number of shares covered by this registration statement is the estimate of NHP Incorporated (the "Company") of the number of shares of common stock of the Company ("Common Stock") that will be purchased by the NHP Incorporated Amended and Restated 401(k) Retirement Plan (the "Plan"). The price of the Common Stock is estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock of the Company as quoted on the NASDAQ National Market System on September 9, 1996.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan (the "Plan Interests").

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Commission by the Company or the Plan are incorporated herein by reference:

          (a) The annual report on Form 10-K of the Company filed on March 29, 1996 for the fiscal year ended December 31, 1995 (the "Annual Report") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) All documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
(a) above.

     (c) The description of the Common Stock, par value $.01 per share of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 7, 1995, including any amendment or report filed for the purpose of updating such description.

     In addition, all reports and other documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless and to the extent that a court of competent jurisdiction provides otherwise), that such person shall not have been adjudged liable to the corporation.
Section 8.01 of the Company's Bylaws provides in effect that the Company shall indemnify its directors and officers to the fullest extent permitted by
Section 145 of the DGCL.

          Section 102(b)(7) of the DGCL provides that a corporation shall have the power, if its certificate of incorporation so permits, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL (regarding unlawful payments of dividends and unlawful stock purchases and redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation limits directors' liability to the maximum extent permitted by law.

          See Item 9 for the Registrant's undertakings with respect to indemnification.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

     ITEM 8.  EXHIBITS

          The Exhibits to this registration statement are listed on the Index to the Exhibits on page 7 of this registration statement which Index is herein incorporated by reference.

          The undersigned registrant undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

     ITEM 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; except, in the case of phrases (i) and (ii), to the extent the information required is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia on the 13th day of September, 1996.

                                               NHP INCORPORATED


                                               By: /S/ J. Roderick Heller, III
                                               ----------------------------
                                               J. Roderick Heller, III
                                               Chief Exectuvie Officer and
President


                                       POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints J. Roderick Heller, III and Joel F. Bonder as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                       Date
       ---------                      -----                       ----
/s/ J. Roderick Heller, III
- ---------------------------   Chairman of the Board,         September 13, 1996
J. Roderick Heller, III       Chief Executive Officer,
                              President and Director
                              (principal executive officer)


/s/ Ann Torre Grant
- ---------------------------   Executive Vice President,      September 13, 1996
   Ann Torre Grant            Chief Financial Officer
                              and Treasurer
                              (principal financial officer)


/s/ Jeffrey J. Ochs
- ---------------------------   Vice President and Chief      September 13, 1996
   Jeffrey J. Ochs            Accounting Officer
                              (principal accounting officer)

       Signature                      Title                       Date
       ---------                      -----                       ----
/s/ Richard S. Bodman
- ---------------------------   Director                       September 13, 1996
   Richard S. Bodman


/s/ John W. Creighton, Jr.
- ---------------------------   Director                       September 13, 1996
John W. Creighton, Jr.


/s/ Lloyd N. Cutler
- ---------------------------   Director                       September 13, 1996
    Lloyd N. Cutler


/s/ Michael R. Eisenson
- ---------------------------   Director                       September 13, 1996
  Michael R. Eisenson


/s/ Tim R. Palmer
- ---------------------------   Director                       September 13, 1996
     Tim R. Palmer


/s/ Herbert S. Winokur, Jr.
- ---------------------------   Director                       September 13, 1996
Herbert S. Winokur, Jr.

     THE PLAN.   Pursuant to the requirements of the Securities Act of 1933, the
Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on September 13, 1996.



                                       NHP Incorporated Amended and Restated
                                       401(k) Retirement Plan



                                       By:  /s/ Ann Torre Grant
                                            ------------------------------------
                                            Name:  Ann Torre Grant
                                            Title: Chief Financial Officer
                                                   and Executive Vice President

                                   EXHIBIT INDEX

Exhibit
Number          Description
- -------         -----------
     4.1             The NHP Incorporated Amended and Restated 401(k) Retirement
                     Plan, as amended.

     4.2 Certificate of Incorporation of the Company, including all amendments thereto, filed as Exhibit 3.1 to Form S-1 on
June 5,
                     1995 (Registration No. 33-93110) and incorporated herein by reference.

     4.3             By-Laws of the Company filed as Exhibit 3.2 to Form S-1
                     (Registration No. 33-93110) on June 5, 1995 and incorporated herein by reference.

     5               Opinion of Wilmer, Cutler & Pickering.

     23.1 Consent of Wilmer, Cutler & Pickering (contained in their opinion filed as Exhibit 5).

     23.2            Consent of Arthur Andersen LLP dated September 11, 1996.

     24              Power of attorney (included on signature page).

                                              -7-

